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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2004

                                 Assurant, Inc.
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               (Exact Name of Registrant as Specified in Charter)

      Delaware                       001-31978                   39-1126612
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(State or Other Jurisdiction     (Commission file             (I.R.S. Employer
of Incorporation)                    Number)                 Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, NY                                                      10005
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (212) 859-7000

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))






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Section 8 - Other Events

Item 8.01         Other Events.

Our third quarter results included losses, net of reinsurance recoveries, of approximately $49 million after-tax related to the four hurricanes that impacted the Southeast United States during the quarter. This amount included loss estimates for claims reported but not yet paid and for claims incurred but not reported.

At this time, a majority of the claims have been reported and settled and we are in a better position to understand how our total loss exposure will develop. We now believe that our total losses, net of reinsurance recoveries, will be approximately $59 million after-tax for the four hurricanes. Losses have been higher than originally estimated primarily due to the escalating costs of materials and labor as each storm reduced supplies of materials and available skilled workers. We believe that final loss development, net of reinsurance recoveries, will be very close to our revised estimate of approximately $59 million after-tax.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Assurant, Inc.



                                     By:     /s/ Katherine Greenzang
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                                     Name:   Katherine Greenzang
                                     Title:  Senior Vice President, General
                                              Counsel and Secretary


Dated: December 22, 2004








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